As filed with the Securities and Exchange Commission on November 9, 2020.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FORTRESS BIOTECH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	47-3828760
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2 Gansevoort Street, 9th Floor
New York, New York 10014
(781) 652-4500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lindsay A. Rosenwald, M.D.
Executive Chairman,
Chief Executive Officer and President
2 Gansevoort Street, 9th Floor
New York, New York 10014
(781) 652-4500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Mark McElreath
Alston & Bird LLP
90 Park Avenue
New York, NY 10016
(212) 210-9400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,100,000	$2.40	$5,040,000.00	$549.86

(1)	The Registrant is hereby registering for resale from time to time by the selling stockholders named herein of up to 2,100,000 shares of common stock issuable upon exercise of warrants granted to the selling stockholders, all of which were initially granted in connection with a senior secured credit agreement, dated as of August 27, 2020, by and among the Registrant, Oaktree Fund Administration, LLC as the administrative agent, and the selling stockholders and other the lenders from time to time party thereto (the “Credit Agreement”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers such additional number of shares of common stock that may be issued as a result of stock splits, stock dividends, anti-dilution issuances, or similar transactions.

(2)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price shown are based on the average of the high and low sale prices of the Registrant’s common stock on November 5, 2020 as reported on The Nasdaq Capital Market.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities, and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer for sale is not permitted.

Subject To Completion, Dated November 9, 2020

PROSPECTUS

2,100,000 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named herein, or their pledgees, donees, transferees or other successors in interest, from time to time, of up to 2,100,000 shares of our common stock issuable upon exercise of warrants granted to the selling stockholders in connection with the senior secured credit agreement dated as of August 27, 2020, or the Credit Agreement, by and among Fortress Biotech, Inc., Oaktree Fund Administration, LLC as the administrative agent, and the selling stockholders and other the lenders from time party thereto. The shares of Company common stock issuable upon exercise of the warrants are referred to herein as the Securities. We are registering the Securities on behalf of the selling stockholders, to be offered and sold from time to time, to satisfy certain registration rights that we have granted to the selling stockholders.

The selling stockholders may resell or dispose of the Securities, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in the section of this prospectus entitled “Plan of Distribution”. The selling stockholders will each bear their respective commissions and discounts, if any, attributable to the sale or disposition of the Securities, or interests therein, held by such selling stockholder. We will bear all costs, expenses and fees in connection with the registration of the Securities. We will not receive any of the proceeds from the sale of the Securities by the selling stockholders.

Our common stock, par value $0.001, is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “FBIO.” On November 6, 2020, the last reported sale price of our Common Stock was $2.31 per share. You are urged to obtain current market quotations for our common stock.

Investing in our Securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                     , 2020

i

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the Securities that may be resold by the selling stockholders. In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the selling stockholders. We also may provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the later-dated document modifies or supersedes the earlier statement.

You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. Neither we nor the selling stockholders have authorized any dealer, sales person or other person to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the Securities in any jurisdiction in which such an offer or solicitation relating to the Securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the Securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Unless the context indicates otherwise, when we refer to “Fortress,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Fortress Biotech, Inc., unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of Securities.

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FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Statements in this prospectus, and documents we incorporate by reference, that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Factors that could cause actual results to differ materially from those currently anticipated include those set forth under “Risk Factors” including, in particular, risks relating to:

•	our growth strategy;

•	our ability to continue to commercialize products;

•	our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis;

•	financing and strategic agreements, acquisitions and relationships;

•	our need for substantial additional funds and uncertainties relating to financings;

•	our ability to attract, integrate and retain key personnel;

•	the early stage of products under development;

•	the results of research and development activities;

•	uncertainties relating to preclinical and clinical testing;

•	our ability to secure and maintain third-party manufacturing, marketing and distribution of our products;

•	dependence on third-party suppliers;

•	government regulation;

•	patent and intellectual property matters; and

•	competition.

You should read this prospectus and the documents that we reference herein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus and any document incorporated by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

iii

SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you need to consider before making an investment decision. For a more complete understanding of our company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including the factors described under the heading “Risk Factors” beginning on page 3 of this prospectus, as well as the information incorporated by reference from our most recent Annual Report on Form 10-K and our most recent Quarterly Reports on Form 10-Q, before making an investment decision.

Overview

Fortress Biotech, Inc. (“Fortress” or the “Company”) is a biopharmaceutical company dedicated to acquiring, developing and commercializing pharmaceutical and biotechnology products and product candidates, which the Company does at the Fortress level, at its majority-owned and majority-controlled subsidiaries and joint ventures, and through entities that the Company founded and in which it maintains significant minority ownership positions (which we sometimes refer to as “partner companies”). Fortress has a talented and experienced business development team comprising scientists, doctors and finance professionals, who identify and evaluate promising products and product candidates for potential acquisition by new or existing partner companies. Fortress, through its partner companies, has executed such arrangements in partnership with some of the world’s foremost universities, research institutes and pharmaceutical companies, including City of Hope National Medical Center, Fred Hutchinson Cancer Research Center, St. Jude Children’s Research Hospital, Dana-Farber Cancer Institute, Nationwide Children’s Hospital, Cincinnati Children’s Hospital Medical Center, Columbia University, the University of Pennsylvania, and AstraZeneca plc.

Business Strategy

Following the exclusive license or other acquisition of the intellectual property underpinning a product or product candidate, Fortress leverages its business, scientific, regulatory, legal and finance expertise to help the partners achieve their goals. Partner companies then assess a broad range of strategic arrangements to accelerate and provide additional funding to support research and development, including joint ventures, partnerships, out-licensings, and public and private financings; to date, three partner companies are publicly-traded, and two have consummated strategic partnerships with industry leaders Alexion Pharmaceuticals, Inc. and InvaGen Pharmaceuticals, Inc. (a subsidiary of Cipla Limited).

As of September 30, 2020, several of the Fortress partner companies maintain licenses to product candidate intellectual property, including Aevitas Therapeutics, Inc. (“Aevitas”), Avenue Therapeutics, Inc. (“Avenue”), Baergic Bio, Inc. (“Baergic”), Caelum Biosciences, Inc. (“Caelum”), Cellvation, Inc. (“Cellvation”), Checkpoint Therapeutics, Inc. (“Checkpoint”), Cyprium Therapeutics, Inc. (“Cyprium”), Helocyte, Inc. (“Helocyte”), Journey Medical Corporation (“Journey” or “JMC”), Mustang Bio, Inc. (“Mustang”) and Oncogenuity, Inc. (“Oncogenuity”).

Our principal executive offices are located at 2 Gansevoort Street, 9th Floor, New York, New York 10014, and our telephone number is 781-652-4500. We maintain a website on the internet at www.fortressbiotech.com and our e-mail address is info@fortressbiotech.com. Our internet website, and the information contained on it, are not to be considered part of this prospectus.

Grant of Warrants

On August 27, 2020, we entered into a senior secured credit agreement with Oaktree Fund Administration, LLC, as the administrative agent, and the selling stockholders and other the lenders from time party thereto, or the Credit Agreement, in connection with which, in relevant part, we granted to the selling stockholders 1,749,450 warrants to purchase shares of our common stock at a one to one ratio with an exercise price per share of $3.20. The warrants may be net exercised at each holder’s election and have a ten-year term.

In addition, in connection with the Credit Agreement, we entered into a registration rights agreement with the selling stockholders, or the Registration Rights Agreement, in which we agreed to prepare and file with the SEC a registration statement with respect to resales of the Securities purchased by the selling stockholders in connection with the Credit Agreement. Accordingly, as required by the Registration Rights Agreement, the registration statement of which this prospectus is a part relates to the offer and resale of the Securities issued to the selling stockholders in connection with the Credit Agreement.

1

THE OFFERING

Issuer	Fortress Biotech, Inc.

Securities Offered by Selling Stockholders	2,100,000 shares of Company common stock, issuable upon the exercise of warrants to purchase Company common stock, granted to the selling stockholders in connection with the terms of the Credit Agreement.

Terms of the Company Warrants	Each warrant entitles the selling stockholders to purchase one share of Company common stock, subject to any adjustments, at an exercise price of $3.20 per share. The Company warrants may be net exercised at each selling stockholder’s election and have a ten-year term.

Terms of the offering	The selling stockholders will each determine when and how they will sell the Securities offered in this prospectus, as described in the “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of the Securities by the selling stockholders in this offering. See “Use of Proceeds.”

Risk factors	See “Risk Factors” beginning on page 3 and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	FBIO.

2

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

3

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Securities covered by this prospectus and any accompanying prospectus supplement. All proceeds from the sale of the Securities will be for the respective accounts of the selling stockholders named herein.

We will bear all other costs, fees and expenses incurred in effecting the registration of the Securities covered by this prospectus and any accompanying prospectus supplement, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants, in accordance with the terms of the Registration Rights Agreement entered into by and among the Company and the selling stockholders in connection with the Credit Agreement on August 27, 2020. Each selling stockholder will each pay any discounts, commissions, and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals incurred by such selling stockholder in disposing of the Securities covered by this prospectus.

4

THE SELLING STOCKHOLDERS

We have prepared this prospectus to allow the selling stockholders or their pledgees, donees, transferees or other successors in interest, to sell or otherwise dispose of, from time to time, up to 2,100,000 shares of Company common stock issuable pursuant to Company warrants granted to the selling stockholders.

On August 27, 2020, we entered into the Credit Agreement with Oaktree Fund Administration, LLC as the administrative agent, and the selling stockholders and other the lenders from time party thereto, in connection with which we granted to the selling stockholders an aggregate of 1,749,450 warrants to purchase Company common stock with an exercise price per share of $3.20. In connection with certain registration rights that we granted to the selling stockholders pursuant to the Registration Rights Agreement, we filed with the SEC a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale or other disposition of the Securities offered by this prospectus from time to time on Nasdaq, in privately negotiated transactions or otherwise. We have agreed to prepare and file amendments and supplements to the registration statement to the extent necessary to keep the registration statement effective for the period of time required under our agreement with the selling stockholders.

The following table sets forth the names of each of the selling stockholders and the aggregate number of Securities that the selling stockholders may offer and sell pursuant to this prospectus. The selling stockholders may sell some, all or none of the Securities. We do not know how long the selling stockholders will hold the Securities before selling them, and we currently have no agreements, arrangements or understandings with any selling stockholder regarding the sale or other disposition of any of the Securities. The Securities may be offered and sold from time to time by the selling stockholders pursuant to this prospectus. The information below assumes the offer and sale of all Securities beneficially owned by the selling stockholders and available for sale under this prospectus and assumes no further acquisitions or dispositions of Securities by the selling stockholders.

	Before Offering		After Offering
Name and Address of Selling Stockholder(1)	Number of Shares of Common Stock Beneficially Owned (2)(3)	Number of Shares of Common Stock Offered(3)	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned
Oaktree-TCDRS Strategic Credit, LLC	83,099	83,099	—	—
Exelon Strategic Credit Holdings, LLC	49,772	49,772	—	—
Oaktree-NGP Strategic Credit, LLC	83,420	83,420	—	—
Oaktree-Minn Strategic Credit, LLC	40,296	40,296	—	—
Oaktree-Forrest Multi-Strategy, LLC – Series A	67,908	67,908	—	—
Oaktree-TBMR Strategic Credit Fund C, LLC	39,333	39,333	—	—
Oaktree-TBMR Strategic Credit Fund F, LLC	61,377	61,377	—	—
Oaktree-TBMR Strategic Credit Fund G, LLC	100,506	100,506	—	—
Oaktree-TSE 16 Strategic Credit, LLC	76,684	76,684	—	—
INPRS Strategic Credit Holdings, LLC	33,589	33,589	—	—
Oaktree Gilead Investment Fund AIF (Delaware), L.P.	300,643	300,643	—	—
Oaktree Huntington-GCF Investment Fund (Direct Lending AIF), L.P.	29,302	29,302	—	—
Oaktree Strategic Income II, Inc.	85,811	85,811	—	—
Oaktree Specialty Lending Corporation	243,348	243,348	—	—
Oaktree Strategic Income Corporation	87,852	87,852	—	—
Oaktree PRE Life Sciences Fund, L.P.	366,510	366,510	—	—

(1)	The principal business address and address for notice of the selling stockholders is 333 S. Grand Avenue, 28th Fl., Los Angeles, California, 90071.

(2)	“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that are currently exercisable or exercisable within 60 days of October 1, 2020.

(3)	Consists solely of shares of Company common stock issuable upon exercise of a warrant granted to each selling stockholder in connection with the Credit Agreement, dated as of August 27, 2020, exercisable into the exact number of shares of Company common stock set forth for each selling stockholder.

5

Relationship with the Selling Stockholders

Credit Agreement

As discussed above under the section “Summary — Grant of Warrants,” on August 27, 2020, we entered into the Credit Agreement with the lenders from time to time party thereto, in connection with which we granted to the selling stockholders an aggregate of 1,749,450 warrants exercisable into shares of Company common stock, with an exercise price per share of $3.20.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement with the selling stockholders, we agreed to prepare and file with the SEC the registration statement of which this prospectus forms a part that permits the resale of the Securities and, subject to certain exceptions, use reasonable best efforts to keep such registration statement effective under the Securities Act until (i) all Securities registered by the registration statement have been sold, transferred or otherwise disposed of by the selling stockholders, (ii) the Securities are sold, transferred or otherwise disposed of pursuant to Rule 144 of the Securities Act, or (iii) the Securities have become eligible for sale by the selling stockholders pursuant to Rule 144 without any restriction on the volume or manner of such sale and all restrictive legends and stop transfer instructions have been removed with respect to all book entries representing the Securities.

We have also agreed, among other things, to indemnify the selling stockholders and their officers, directors, members, employees and agents, successors and assigns, and any person who controls either of the selling stockholders (within the meaning of the Securities Act or the Exchange Act) from all losses and liabilities arising under the registration statement of which this prospectus forms a part and any securities laws applicable to the registration statement of which this prospectus forms a part and to pay all fees and expenses (including all reasonable costs of preparation and reasonable attorneys’, accountants’ and experts’ fees).

Warrants

The warrants are exercisable at any time on or after the date of issuance and entitle the selling stockholders to purchase shares of our common stock for a period of ten years from the date of issuance at a price per share equal to $3.20 per share, subject to certain adjustments.

Except as described above, neither the selling stockholders nor any persons having control over such selling stockholders have held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of shares of our common stock or other securities.

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DESCRIPTION OF CAPITAL STOCK

The following description summarizes the material terms of Fortress capital stock as of the date of this registration statement. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our certificate of incorporation, our bylaws and to the provisions of applicable Delaware law.

Common Stock

Our common stock is traded on The Nasdaq Capital Market under the symbol “FBIO.” The last reported sale price of our common stock on November 6, 2020 was $2.31 per share.

The Company’s Certificate of Incorporation, as amended, authorizes the Company to issue 150,000,000 shares of $0.001 par value common stock of which 93,702,861 shares were outstanding at September 30, 2020.

The terms, rights, preference and privileges of our common stock are as follows:

Voting Rights

Each holder of our common stock is entitled to one vote per share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. The Company’s certificate of incorporation and bylaws do not provide for cumulative voting rights.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of the Company’s outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by the Company’s Board of Directors out of legally available funds.

Liquidation

In the event of the Company’s liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of the Company’s debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preference

Holders of the Company’s common stock have no preemptive, conversion or subscription rights, and there is no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of the Company’s preferred stock that are or may be issued.

Fully Paid and Nonassessable

All of the Company’s outstanding shares of common stock are fully paid and nonassessable.

7

PLAN OF DISTRIBUTION

The selling stockholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the Securities by this prospectus. We will not receive any of the proceeds from the sale of the Securities covered by this prospectus by the selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. We will bear all fees and expenses incident to our obligation to register the Securities covered by this prospectus.

The selling stockholders may each sell all or a portion of the Securities beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Securities are sold through underwriters or broker-dealers, the selling stockholders will each be responsible for underwriting discounts or commissions or agent’s commissions in connection with the Securities held by such selling stockholders. The Securities may be sold on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The selling stockholders may use any one or more of the following methods when disposing of Securities or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an over-the-counter distribution;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	through trading plans entered into by the selling stockholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through firm-commitment underwritten public offerings;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

8

The selling stockholders may each, from time to time, pledge or grant a security interest in some or all of the Securities owned and, if any selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the selling stockholders to include the pledgee, transferee, or other successors in interest as the selling stockholders under this prospectus. The selling stockholders also may transfer the Securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the beneficial owners for purposes of this prospectus.

In connection with the sale of Securities, or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions it assumes. The selling stockholders may also sell Securities short and deliver the Securities to close out any such short positions, or loan or pledge the Securities to broker-dealers that in turn may sell these Securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Securities offered by this prospectus, which Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect certain transactions by selling Securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such selling stockholders or commissions from purchasers of the Securities for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority, or FINRA, and in the case of a principal transaction, a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to the selling stockholders from the sale of the Securities offered will be the purchase price of the Securities less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of Securities to be made directly or through agents. The selling stockholders also may resell all or a portion of the Securities in open market transactions in reliance upon Rule 144 under the Securities Act, rather than under this prospectus, provided that each meets the criteria and conforms to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Securities, or interests therein, may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Securities may be underwriting discounts and commissions under the Securities Act. The selling stockholders are subject to the prospectus delivery requirements of the Securities Act.

To the extent required pursuant to Rule 424(b) under the Securities Act, the Securities to be sold, the names of the selling stockholders, the purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale, or an exemption from registration or qualification requirements is available and the selling stockholder complies with such exemption’s requirements.

The selling stockholders and any other person participating in a sale of the Securities registered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Securities by the selling stockholders and any other participating person. All of the foregoing may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Securities against certain liabilities, including liabilities arising under the Securities Act.

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LEGAL MATTERS

Certain legal matters will be passed upon for us by Alston & Bird LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, incorporated by reference in this Prospectus, have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its Securities, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules thereto, may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto.

We are subject to the information reporting requirements of the Exchange Act, and we file periodic reports and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the addresses set forth above. We also maintain an internet site at www.fortressbiotech.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below (other than, unless otherwise specifically indicated, current reports furnished under Item 2.02, Item 7.01 or Item 9.01 of Form 8-K and exhibits filed on such form that are related to such items):

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

(b)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020;

(c)	Our Current Report(s) on Form 8-K filed with the SEC on February 12, 2020, March 23, 2020, May 28, 2020, May 29, 2020, June 19, 2020, August 28, 2020 and August 28, 2020 (excluding any information furnished pursuant to Item 2.02 or Item 9.01); and

(d)	The description of the Common Stock as included under the caption “Description of Registrant’s Securities to be Registered” in our Registration Statements on Form 8-A12B filed with the Commission on December 7, 2011 and November 7, 2017, and any amendment or report filed for the purpose of further updating such descriptions.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference.

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Fortress Biotech, Inc.

2,100,000 Shares of Common Stock

PROSPECTUS

               , 2020

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Amount to Be Paid
U.S. Securities and Exchange Commission registration fee	$549.86
Legal fees and expenses	$20,000
Accounting fees and expenses	$7,500
Miscellaneous	$1,950.14
Total	$30,000

Item 15. Indemnification of Directors and Officers

Under the General Corporation Law of the State of Delaware (“DGCL”), a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director’s duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Company’s Amended and Restated Certificate of Incorporation eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in the DGCL.

Section 145 of the DGCL grants to corporations the power to indemnify each officer and director against liabilities and expenses incurred by reason of the fact that he or she is or was an officer or director of the corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Company’s Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of each officer and director of the Company to the fullest extent permitted by the DGCL. Section 145 of the DGCL also empowers corporations to purchase and maintain insurance on behalf of any person who is or was an officer or director of the corporation against liability asserted against or incurred by him in any such capacity, whether or not the corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145 of the DGCL.

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Item 16. Exhibits and Financial Statement Schedules

The exhibits to the Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Fortress Biotech, Inc., filed as Exhibit 3.1 to Form 10-12G on July 15, 2011 (File no. 000-54463) and incorporated herein by reference.**
3.2	First Certificate of Amendment of Amended and Restated Certificate of Incorporation of Fortress Biotech, Inc., filed as Exhibit 3.2 to Form 10-12G on July 15, 2011 (File no. 000-54463) and incorporated herein by reference.**
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Fortress Biotech, Inc., filed as Exhibit 3.1 on the Form 8-K, filed with the Securities and Exchange Commission on June 19, 2020 and incorporated herein by reference.
3.4	Certificate of Amendment to the Certificate of Designations of Rights and Preferences of the Fortress Biotech, Inc. 9.375% Series A Cumulative Redeemable Perpetual Preferred Stock under the Amended and Restated Certificate of Incorporation of Fortress Biotech, Inc., filed as Exhibit 3.2 on the Form 8-K filed with the Securities and Exchange Commission on June 19, 2020 and incorporated herein by reference.
3.5	Second Amended and Restated Bylaws of Fortress Biotech, Inc., filed as Exhibit 3.7 to Form 8-K on October 31, 2013 (File no. 001-35366) and incorporated herein by reference.**
4.1	Specimen certificate evidencing shares of common stock, filed as Exhibit 4.1 to Form 10-12G on July 15, 2011 (File no. 000-54463) and incorporated herein by reference.**
5.1	Opinion of Alston & Bird LLP.#
23.1	Consent of BDO USA, LLP, Independent Registered Accounting Firm.#
23.2	Consent of Alston & Bird LLP (to be included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
25.1	Statement of Eligibility of Trustee Under Debt Indenture.*

*	To be filed, if necessary, separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.
**	Previously filed.
♢	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of our securities to the extent applicable.
#	Filed herewith.

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

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(e)	The undersigned registrant hereby undertakes (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FORTRESS BIOTECH, INC.

November 9, 2020	By:	/s/ Lindsay A. Rosenwald, M.D.
Lindsay A. Rosenwald, M.D. Chairman, President and Chief Executive Officer (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lindsay A. Rosenwald, M.D., his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of November 9, 2020.

Signature	Title	Date

/s/ Lindsay A. Rosenwald, M.D.	Chairman of the Board of Directors,	November 9, 2020
Lindsay A. Rosenwald, M.D.	President and Chief Executive Officer (Principal Executive Officer)

/s/ Robyn M. Hunter	Chief Financial Officer	November 9, 2020
Robyn M. Hunter	(Principal Financial Officer)

/s/ Eric K. Rowinsky, M.D.	Vice Chairman of the Board of Directors	November 9, 2020
Eric K. Rowinsky, M.D.

	Executive Vice Chairman, Strategic	November 9, 2020
Michael S. Weiss	Development and Director

/s/ Jimmie Harvey, Jr., M.D.	Director	November 9, 2020
Jimmie Harvey, Jr., M.D.

/s/ Malcolm Hoenlein	Director	November 9, 2020
Malcolm Hoenlein

/s/ Dov Klein	Director	November 9, 2020
Dov Klein

/s/ J. Jay Lobell	Director	November 9, 2020
J. Jay Lobell

/s/ Kevin L. Lorenz, J.D.	Director	November 9, 2020
Kevin L. Lorenz, J.D.